Exhibit 99.1
PRESS RELEASE
Contacts:
James E. Green, Executive Vice President, Corporate Affairs
423-989-8125
David E. Robinson, Senior Director, Corporate Affairs
423-989-7045
FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS ANNOUNCES STRATEGIC ACQUISITION
OF AVINZA® FROM LIGAND PHARMACEUTICALS
Transaction Complements King’s Focus on Neuroscience
and Provides Significant and Sustainable Revenue
BRISTOL, TENNESSEE, September 7, 2006 – King Pharmaceuticals, Inc. (NYSE: KG) announced today it has entered into a definitive asset purchase agreement and related agreements with Ligand Pharmaceuticals Incorporated (NASDAQ: LGND) to acquire rights to AVINZA® (morphine sulfate extended release). AVINZA® is an extended release formulation of morphine and is indicated as a once-daily treatment for moderate-to-severe pain in patients who require continuous, around-the-clock opioid therapy for an extended period of time.
Over 50 million people are affected by severe chronic pain in the United States, including low back pain, osteoarthritis, cancer related pain, and neuropathic pain. Due largely to the aging population, better physician training in pain management, and patient demand for better control, opioid sales are rising and are expected to exceed $7 billion in 2009 according to Frost and Sullivan, a leading global source for market research reports. Retail sales of AVINZA® totaled approximately $179 million in 2005 according to IMS Health Incorporated data.
Brian A. Markison, King’s President and Chief Executive Officer, commented, “This transaction is an important step in the execution of our strategic plan. AVINZA® is a perfect complement to our growing neuroscience portfolio. Furthermore, we believe that AVINZA® will provide significant and sustainable revenue.”
Between today and closing, King will market AVINZA® under the terms of a separate contract sales force agreement together with the experienced Ligand sales force that currently promotes the product. Upon closing of the asset purchase agreement, King will integrate a large portion of Ligand’s existing AVINZA® sales force, nearly doubling the capacity of King’s current neuroscience specialty sales team. Additionally, one of King’s two primary care sales forces will market AVINZA®.
Mr. Markison continued, “AVINZA® strengthens our pain franchise and better establishes King as a leader in pain management. Importantly, developing even greater relationships today with prescribing physicians will further enhance the market potential of REMOXY™ (long-acting oral oxycodone), our lead abuse-deterrent opioid product currently in late-stage development with Pain Therapeutics, Inc. Today’s announcement underscores King’s commitment to building a stronger, more stable company well-positioned to create value for its shareholders.”

Following approval of REMOXY™ by the U.S. Food and Drug Administration (“FDA”), King’s portfolio of products will include a broader spectrum of pain management solutions to meet the needs of different patient populations.
•	AVINZA®: Typically prescribed by oncology and pain management specialists, it is ideally suited for low-risk patient populations with chronic moderate-to-severe pain.

•	REMOXY™: Like AVINZA®, REMOXY™ is intended for patients with moderate-to-severe pain. However, King expects that it will be prescribed by a broader range of physicians for a wide variety of pain management conditions due to its abuse-deterrent formulation of long-acting oxycodone, which is intended to minimize the risk of drug diversion, abuse or accidental misuse for patients.

•	SKELAXIN® (metaxalone): A non-narcotic and non-addictive muscle relaxant that brings relief to muscle regions affected by pain and discomfort, especially lower back pain. SKELAXIN® is often prescribed concomitantly with analgesics such as AVINZA®.
About the Agreements
Under the terms of the asset purchase agreement King will make a $265 million payment to Ligand to acquire all the rights to AVINZA® in the United States, its territories and Canada. In addition, King will also assume a product related liability owed a third party totaling $48 million and all existing product royalty obligations.
In addition to existing royalty obligations, King will pay Ligand a 15 percent royalty during the first 20 months after the closing date. Subsequent royalty payments will be based upon calendar year net sales. If calendar year net sales are less than $200 million the royalty payment will be 5 percent of all net sales. If calendar year net sales are greater than $200 million then the royalty payment will be 10 percent of all net sales less than $250 million, plus 15 percent of net sales greater than $250 million.
The agreement is subject to customary regulatory approvals, including antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is also conditioned upon the approval of Ligand’s shareholders. King anticipates that the transaction will close by the end of this year.
Between today and closing, King’s primary care and neuroscience sales forces will market AVINZA® in the United States pursuant to the terms of a separate contract sales force agreement. Under the terms of that agreement, Ligand will pay King a customary fee for each detail of the product performed by King’s sales force. Ligand will retain control over all marketing plans and maintain all regulatory filings with the FDA for AVINZA ® during this interim period.
Citigroup acted as the financial advisor to King on this transaction.
About AVINZA®
AVINZA® is an extended-release opioid agent for patients requiring continuous, around-the-clock analgesia for an extended period of time. It is ideally suited for low-risk populations for the treatment of cancer and severe, chronic non-malignant pain conditions. It contains morphine in an extended release form, allowing for once-daily dosing. AVINZA® is covered by a formulation patent that extends through November 2017.
Because AVINZA® is an extended-release product, it should not be chewed, crushed, or dissolved due to the risk of rapid release and absorption of a potentially fatal dose of morphine. AVINZA® should not be taken with alcohol or drug products containing alcohol. The most common serious adverse events reported with administration of AVINZA® are vomiting, nausea, death, dehydration, dyspnea, and sepsis. AVINZA® is contraindicated in patients with known hypersensitivity to morphine, morphine salts, or any components of the product.
About King Pharmaceuticals
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.
About Forward-looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to potential revenue from AVINZA®; statements pertaining to King’s plans to market AVINZA®; statements pertaining to King’s plan to increase the capacity of its neuroscience specialty sales team; statements pertaining to the future regulatory approval and market potential of REMOXY™; and statements pertaining to the planned closing of the transaction. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on obtaining appropriate governmental approvals and the consummation of the transaction; dependence on King’s ability to successfully market AVINZA®; dependence on the occurrence of regulatory changes which could affect King’s ability to market AVINZA® and its other products successfully; dependence on King’s ability to continue to successfully execute the Company’s strategy and to continue to capitalize on strategic opportunities in the future for sustained long-term growth; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, including, but not limited to, King’s pre-clinical and clinical pharmaceutical product development projects; dependence on the unpredictability of the duration and results of FDA’s review of Investigational New Drug applications (“IND”), New Drug Applications (“NDA”), and Abbreviated New Drug Applications (“ANDA”) and/or the review of other regulatory agencies worldwide; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King’s products; dependence on the potential effect on sales of the Company’s existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the Company’s compliance with FDA and other government regulations that relate to the Company’s business, and dependence on changes in general economic and business conditions, changes in current pricing levels, changes in federal and state laws and regulations, and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended June 30, 2006, which are on file with the U.S. Securities and Exchange Commission (“SEC”). King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.
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EXECUTIVE OFFICES
KING PHARMACEUTICALS • 501 FIFTH STREET, BRISTOL, TENNESSEE 37620

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